NuScale Power and RoPower Announce Signing of the Contract for Phase 1 of Front-End Engineering and Design Work for First SMR Power Plant in Romania NuScale Secures RoPower as the Company’s Second Committed Customer PORTLAND, Ore. – NuScale Power, LLC (NuScale) and Romania’s RoPower Nuclear S.A. (RoPower), owned in equal shares by S.N. Nuclearelectrica S.A. and Nova Power & Gas S.A., announced today that a contract for Front-End Engineering and Design (FEED) work was signed between parties on December 28, 2022, marking a significant step toward the deployment of a NuScale VOYGR™ small modular reactor (SMR) power plant in Romania. Phase 1 of the FEED work awarded to NuScale will define the major site and specific inputs for a VOYGR-6 SMR power plant to be deployed at the Doicesti Power Station site in Romania. The eight-month project includes the issuance of subcontracts to perform the environmental impact assessment and subsurface geotechnical investigation, the evaluation of site and site-specific requirements for NuScale’s standard plant design, and the development of a project-specific cost estimate. First touted by President Biden as part of his Partnership for Global Infrastructure and Investment in June 2022, the commencement of this work is a landmark advancement between NuScale and Nuclearelectrica aimed at deploying the first SMRs in Europe to help meet regional energy security and decarbonization goals. “NuScale’s commencement of Phase 1 Front-End Engineering and Design work in partnership with Nuclearelectrica/RoPower keeps Romania on the path toward becoming the first country in Europe to benefit from safe, reliable and carbon-free small modular reactor technology,” said John Hopkins, President and Chief Executive Officer of NuScale. “We’re excited to enter into this next phase of our partnership with Nuclearelectrica and RoPower as our focus turns to the practical next steps toward the deployment of a NuScale VOYGR-6 SMR power plant in Romania.” ”We are proud to advance our partnership with NuScale and start the in-depth analysis and project planning on Doicesti site,” said Cosmin Ghita, CEO of Nuclearelectrica. “The signing of the contract for FEED work follows nearly four years of collaboration, research, and studies to ensure we select the safest and most performing technology, as well as the appropriate site. It also demonstrates the partners share the same values and commitment to build a greener and more sustainable future for the next generations.”

Commencement of this Phase 1 work follows the June signing of a Memorandum of Understanding between NuScale and Nuclearelectrica to begin conducting engineering studies, technical reviews, and licensing and permitting activities for the project. About NuScale Power NuScale Power (NYSE: SMR) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power’s website or follow us on Twitter, Facebook, LinkedIn, and Instagram. About Nuclearelectrica Nuclearelectrica is Romania’s nuclear energy producer. The company owns Cernavoda Nuclear Power Plant which operates the two CANDU nuclear units, each with an installed capacity of 700 MW, which are two of the most performant units in the world and Pitesti Fuel Manufacturing Plant which manufactures the fuel bundles, the company aiming at achieving integrated fuel cycle. To support Romania’s energy security and decarbonation goal, Nuclearelectrica’s civil nuclear development plan which includes refurbishment of Unit 1, developing two more CANDU units and deploying the first SMR in Europe. Nuclearelectrica has a major role at national level, contributing over 18% of nuclear energy in total energy production and 33% in total CO2-free energy production in Romania. The development of these strategic projects will double Nuclearelectrica’s contribution to 66% clean energy production in Romania. www.nuclearelectrica.ro Forward Looking Statements This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. NuScale specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing NuScale’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Media Contacts Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com (503) 270-9329 Ludmila Tones, Director of Communications and Public Relations, Nuclearelecrica Ludmila.Tones@nuclearelectrica.ro 0040-730044468 Investor Contact Gary Dvorchak, The Blueshirt Group for NuScale Power ir@nuscalepower.com